                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the use in this Registration Statement Form S-4 of our report dated May 26, 1995 on the consolidated financial statements of U.S. Alcohol Testing of America, Inc. and Subsidiaries included herein and to the reference made to us under the caption "Experts" in the Prospectus.



WOLINETZ, GOTTLIEB & LAFAZANM, P.C.


/s/ Wolinetz, Gottlieb & Lafazanm, P.C.


Rockville Centre, New York
August 6, 1996